As filed with the Securities and Exchange Commission on August 07, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PC Connection, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0513618
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2007 Stock Incentive Plan

Amended and Restated 1997 Employee Stock Purchase Plan

(Full Title of the Plan)

Patricia Gallup

Chief Executive Officer

PC Connection, Inc.

730 Milford Road

Merrimack, New Hampshire 03054

(Name and Address of Agent For Service)

(603) 683-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	300,000 shares(2)	$5.32(3)	$1,596,000(3)	$90.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 200,000 shares issuable under the Amended and Restated 2007 Stock Incentive Plan and (ii) 100,000 shares issuable under the Amended and Restated 1997 Employee Stock Purchase Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 6, 2009.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-144065, relating to the Registrant’s 2007 Stock Incentive Plan and the registration statements on Form S-8, File Nos. 333-130389, 333-106652, 333-91584 and 333-69981, relating to the Registrant’s 1997 Employee Stock Purchase Plan, as amended.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Merrimack, New Hampshire, on this 7th day of August, 2009.

PC Connection, Inc.

BY:  /S/    PATRICIA GALLUP

        Patricia Gallup

        Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PC Connection, Inc., hereby severally constitute and appoint Patricia Gallup and David Hall, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PATRICIA GALLUP Patricia Gallup	Chairman and Chief Executive Officer (Principal executive officer)	August 7, 2009

/S/ JACK FERGUSON Jack Ferguson	Treasurer and Chief Financial Officer (Principal financial and accounting officer)	August 7, 2009

/S/ JOSEPH BAUTE Joseph Baute	Director	August 7, 2009

/S/ DAVID BEFFA-NEGRINI David Beffa-Negrini	Director	August 7, 2009

/S/ BARBARA DUCKETT Barbara Duckett	Director	August 7, 2009

/S/ DAVID HALL David Hall	Director	August 7, 2009

/S/ DONALD WEATHERSON Donald Weatherson	Director	August 7, 2009

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Amended and Restated 2007 Stock Incentive Plan

99.2(3)	Amended and Restated 1997 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission as an Annex to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 17, 2001.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s current report on Form 8-K, filed on January 9, 2008.
(3)	Previously filed with the Securities and Exchange Commission as an Annex to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 30, 2009.